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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 4, 1997



                                 NAM CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                       0-21419              23-2753988
(State or Other Jurisdiction          (Commission           (IRS Employer
   of Incorporation)                   File No.)          Identification No.)



                    1010 Northern Blvd., Great Neck, NY 11021
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (516) 829-4343



                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registant's Certifying Accountant
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On March 4, 1997, KPMG Peat Marwick LLP ("KPMG Peat Marwick") was dismissed by the Registrant as the Registrant's auditors and Grant Thornton LLP was engaged to audit the Registrant's financial statements for the year ending June 30, 1997. The change in auditors was approved by the Audit Committee of the Board of Directors of the Registrant.

KPMG Peat Marwick's reports on the Registrant's financial statements for the past two (2) years ended June 30, 1995 and 1996 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Registrant's two (2) most recent fiscal years ended June 30, 1995 and 1996 and subsequent interim period preceding the dismissal, there were no disagreements with KPMG Peat Marwick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

The Registrant has furnished a copy of the disclosure contained herein to KPMG Peat Marwick requesting such firm to respond as to whether it agrees or disagrees with the statements herein with respect to such firm and KPMG Peat Marwick has agreed, as required by Item 304 of Regulation S-K, to furnish to the Registrant a letter addressed to the Securities and Exchange Commission to that effect. A copy of such letter is filed as an Exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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(c)      Exhibits

          16. Letter of KPMG Peat Marwick LLP dated March 6, 1997



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                                   SIGNATURES




Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has fully caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                    NAM CORPORATION


                                    By: /s/ Roy Israel
                                        ---------------------------------
                                        Roy Israel
                                        President and Chief Executive Officer




March 10, 1997